NOBILIS HEALTH CORP. RELEASES STRONG THIRD QUARTER 2015 RESULTS,
COMPLETES PREVIOUSLY ANNOUNCED FINANCIAL RESTATEMENT

January 12, 2016 - Nobilis Health Corp. (NYSE MKT: HLTH; TSX: NHC) (“Nobilis” or the “Company”) today announced its third quarter financial results and that it has filed all restated financial results arising from the restatement announced on January 5, 2016 and detailed in the Form 8-K (Item 4.02) filed on January 5, 2016 (collectively, the “Restatement Reports”).

Detailed information relating to the financial results for the three and nine months ended September 30, 2015 is available in our Form 10-Q filed today with the Securities and Exchange Commission and applicable Canadian securities regulators, which can be accessed on our web site www.NobilisHealth.com, www.SEC.gov, and www.Sedar.com. Detailed information relating to theCompany’s restated financial result for fiscal year ended December 31, 2014 (including financial information contained therein for prior periods) is available on Form 10-K/A filed today with the Securities and Exchange Commission and applicable Canadian securities regulators, and detailed information relating to the Company’s restated financial results for the fiscal quarters ended March 31, 2015 and June 30, 2015, is available on the Form 10-Q/A filed today with the Securities and Exchange Commission and applicable Canadian securities regulators for each such fiscal quarter, which can be accessed on our web site www.NobilisHealth.com, www.SEC.gov, and www.Sedar.com. All dollar amounts are in United States currency unless otherwise stated; percentage calculations are based on the numbers in the financial statements and may not correspond to rounded figures presented in this release.

This information in this press release is not intended to provide a comprehensive comparison of financial results.

Third Quarter Results

“The third quarter proved to be our strongest quarter so far with $52.5 million in total revenue and $10.9 million in net income attributable to Nobilis. Year to date through the end of the third quarter, we achieved $139.2 million in total revenue and $6.0 million in net income attributable to Nobilis.” said Harry Fleming, CEO of Nobilis Health. “I believe the results of our third quarter showcase management’s ability to execute on operations amid healthy YTD growth. Our growth this year is proving management’s belief that direct to consumer marketing and strategic partnerships can drive growth. We believe that 2015 will finish strong and we look forward to carrying this momentum into 2016.”

Total revenues for the three months ended September 30, 2015 totaled $52.5 million, an increase of $35.3 million or 205%, compared to $17.2 million from the prior corresponding 2014 period.

Total cases for the three months ended September 30, 2015 were 4,418, representing an increase of 2,769 cases or 168% from 1,649 cases in the prior corresponding 2014 period. Net income attributable to Nobilis for the three months ended September 30, 2015 was $10.9 million compared with a net income of $1.2 million from the prior corresponding 2014 period.

The increase in total revenues resulted in Nobilis having an Adjusted EBITDA of $9.7 million, for the three months ended September 30, 2015 compared with $1.9 million from the prior corresponding 2014 period, representing an increase of 398%.

See below for a reconciliation of GAAP and non-GAAP financial results.

Nine Months Results

Total revenues for the nine months ended September 30, 2015 totaled $139.2 million, an increase of $94.8 million or 214%, compared to $44.4 million from the prior corresponding 2014 period.

Total cases for the nine months ended September 30, 2015 were 12,549, representing an increase of 162% from the prior corresponding 2014 period. Net income attributable to Nobilis for the nine months ended September 30, 2015 was $6.0 million compared with a net income of $1.7 million from the prior corresponding 2014 period.

Adjusted EBITDA for the nine months ended September 30, 2015 was $21.0 million as compared with $2.9 million from the prior corresponding 2014 period, representing an increase of 615%.

Cash flows provided by operating activities in the nine months ended September 30, 2015 were $2.8 million, which represented a $1.7 million decrease compared to the prior corresponding 2014 period, which provided $4.5 million in cash flows from operating activities.

At September 30, 2015, Nobilis had consolidated net working capital of $55.8 million, including cash of $21.1 million. This compares with $22.3 million and $7.6 million, respectively, as of December 31, 2014.

Conference Call Information

Nobilis will host a conference call on Thursday, January 14, 2016, at 8 a.m. CST to discuss its financial results for the third quarter ended September 30, 2015. To participate in the conference call, please dial (855) 789-8159 in the US and Canada, and (631) 485-4889 internationally. Please enter passcode 25541107. There will be a livestream of the conference call available at: http://edge.media-server.com/m/p/b7t6q95q.

Restatement and Management Cease Trade Order

Nobilis also announced that it has completed the Restatement Reports, which are in line with the information contained in its press release dated January 5, 2016. Restatement Reports are being filed in conjunction with the Form 10-Q for the three and nine months ended September 30, 2015.

The Company expects that the Ontario Securities Commission, as principal Canadian regulator for the Company, will lift the management cease trade order issued on Friday, December 4, 2015, because the Company filed the Restatement Reports today as well as its unaudited interim financial statements for the three and nine months ended September 30, 2015, the related management’s discussion and analysis and CEO and CFO certificates.

Safe Harbor

This press release contain certain forward-looking statements within the meaning of Canadian and United States securities laws, including the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts and may be identified by the use of words such as “may,” “believe,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan” or “continue.” These forward-looking statements are based on current plans and expectations and are subject to a number of risks, uncertainties and other factors which could significantly affect current plans and expectations and our future financial condition and results. These factors, which could cause actual results, performance and achievements to differ materially from those anticipated, include, but are not limited to the risk that we may face challenges managing our new Marketing Segment and may not realize anticipated benefits; our ability to successfully maintain effective internal controls over financial reporting; our ability to implement our business strategy, manage the growth in our business, and integrate acquired businesses; the risk of litigation and investigations, and liability claims for damages and other expenses not covered by insurance; the risk that payments from third-party payers, including government healthcare programs, may decrease or not increase as costs increase; adverse developments affecting the medical practices of our physician limited partners; our ability to maintain favorable relations with our physician limited partners; our ability to grow revenues by increasing case and procedure volume while maintaining profitability at the Nobilis Facilities; failure to timely or accurately bill for services; our ability to compete for physician partners, patients and strategic relationships; the risk of changes in patient volume and patient mix; the risk that laws and regulations that regulate payments for medical services made by government healthcare programs could cause our revenues to decrease; the risk that contracts are cancelled or not renewed or that we are not able to enter into additional contracts under terms that are acceptable to us; and the risk of potential decreases in our reimbursement rates. The foregoing are significant factors we think could cause our actual results to differ materially from expected results. However, there could be additional factors besides those listed herein that also could affect us in an adverse manner.

We have not undertaken any obligation to publicly update or revise any forward-looking statements. All of our forward-looking statements speak only as of the date of the document in which they are made or, if a date is specified, as of such date. Subject to an mandatory requirements of applicable law, we disclaim any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any changes in events, conditions, circumstances or information on which the forward-looking statement is based. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing factors and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed on April 2, 2015, as updated by other filings with the Securities and Exchange Commission.

About Nobilis Health Corp.

Nobilis utilizes innovative direct-to-patient marketing focused on a specified set of procedures that are performed at our centers by local physicians. Currently, Nobilis owns or manages four surgical hospitals and five ASCs, partners with an additional 31 facilities throughout the country, and markets six independent brands.

NOBILIS HEALTH CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30, 2015	December 31, 2014

	(Unaudited)	(Restated)
Assets
Current Assets:
Cash	$21,093	$7,568
Trade accounts receivable, net	57,068	40,461
Medical supplies	3,567	1,412
Prepaid expenses and other current assets	5,907	3,554
Total current assets	87,635	52,995
Property and equipment, net	21,875	9,087
Intangible assets, net	19,906	19,609
Goodwill	33,174	21,589
Notes receivable	150	659
Investments in associates	2,570	880
Other long-term assets	212	234
Total Assets	$165,522	$105,053
Liabilities and Shareholders' Equity
Current Liabilities:
Trade accounts payable	$12,865	$10,528
Accrued liabilities	13,581	8,558
Lines of credit	-	5,420
Subordinated notes payable	-	635
Current portion of warrant and stock option liabilities	910	300
Current portion of debt	868	3,437
Current portion of capital leases	3,019	257
Other current liabilities	585	1,485
Total current liabilities	31,828	30,620
Long-term capital leases, net of current portion	3,592	573
Lines of credit	-	-
Long-term debt, net of current portion	22,270	10,582
Warrant and stock option liabilities, net of current portion	7,338	6,357
Other long-term liabilities	72	252
Total liabilities	65,100	48,384
Contingently redeemable noncontrolling interest	15,689	12,867
Shareholders' Equity:
Common stock (no par value; authorized unlimited shares, 70,988,979 and 59,418,227 shares issued and outstanding, respectively)	-	-
Additional paid in capital	210,251	176,356
Accumulated deficit	(130,145)	(136,576)
Accumulated other comprehensive loss	(57)	(111)
Total shareholders’ equity attributable to Nobilis Health Corp.	80,049	39,669
Noncontrolling interests	4,684	4,133
Total shareholders' equity	84,733	43,802
Total Liabilities and Shareholders' Equity	$165,522	$105,053

NOBILIS HEALTH CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
		(Restated)		(Restated)
Revenues:
Patient and net professional fees	$46,237	$17,193	$126,661	$44,428
Contracted marketing revenues	4,410	-	8,059	-
Factoring revenues	1,836	-	4,481	-
Total revenue	52,483	17,193	139,201	44,428
Cost of revenues	284	-	1,255	-
Gross Profit	52,199	17,193	137,946	44,428
Operating expenses:
Salaries and benefits	10,255	2,964	26,927	6,882
Drugs and supplies	8,121	2,267	21,010	6,236
General and administrative	21,025	6,164	54,625	18,076
Bad debt expense	929	-	1,129	-
Depreciation and amortization	1,522	344	3,114	947
Total operating expenses	41,852	11,739	106,805	32,141
Corporate costs:
Salaries and benefits	1,540	636	3,532	1,665
General and administrative	5,192	690	17,707	1,926
Legal expenses	521	204	1,733	826
Depreciation	43	26	99	87
Total corporate costs	7,296	1,556	23,071	4,504
Income from operations	3,051	3,898	8,070	7,783
Other expense (income):
Change in fair value of warrant and stock option liabilities	(6,381)	2	(4,677)	(744)
Interest expense	322	22	1,106	135
Bargain purchase gain	(4,358)	-	(4,358)	-
Other income, net	(106)	(40)	(1,518)	(106)
Total other (income) expense	(10,523)	(16)	(9,447)	(715)
Net income before income taxes and noncontrolling interests	13,574	3,914	17,517	8,498
Income tax	256	94	862	332
Net income	13,318	3,820	16,655	8,166
Net income attributable to noncontrolling interests	2,375	2,580	10,617	6,444
Net income (loss) attributable to Nobilis Health Corp.	$10,943	$1,240	$6,038	$1,722
Net income (loss) per basic common share	$0.15	$0.03	$0.09	$0.04
Net income (loss) per fully diluted common share	$0.14	$0.03	$0.08	$0.04
Weighted average shares outstanding (basic)	70,935,587	44,591,772	65,310,610	43,736,386
Weighted average shares outstanding (fully diluted)	77,656,264	45,475,000	75,067,623	44,441,948

NOBILIS HEALTH CORP. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Reconciliation of net earnings to Adjusted
EBITDA(1):
Net income (loss) attributable to Nobilis Health Corp.	$10,943	$1,240	$6,038	$1,722
Interest Expense	322	22	1,106	135
Income Tax	256	94	862	332
Depreciation and amortization	1,565	370	3,213	1,034
EBITDA	$13,086	$1,726	$11,219	$3,223
Adjustments:
Non-cash compensation expenses	2,343	212	12,469	408
Deal Costs	617	-	1,955	45
Change in fair value of warrant and stock option
liabilities	(6,381)	2	(4,677)	(744)
Total Adjustments	(3,421)	214	9,747	(291)
Adjusted EBITDA	$9,665	$1,940	$20,966	$2,932

1Adjusted EBITDA is defined as earnings before interest, income taxes, depreciation and amortization, non-cash compensation, expenses, acquisition expenses and change in fair value of warrant and stock option liabilities. Adjusted EBITDA should not be considered a measure of financial performance under generally accepted accounting principles. Items excluded from adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA is an analytical indicator used by management and the health care industry to evaluate company performance, allocate resources and measure leverage and debt service capacity. Adjusted EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because adjusted EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies. Net income attributable to Nobilis Health Corp. common shareholders is the financial measure calculated and presented in accordance with generally accepted accounting principles that is most comparable to adjusted EBITDA as defined.

Contact Information:
Kenny Klein
Chief Financial Officer
Tel: (713) 355-8614